EXHIBIT 23.1

Consent of Independent Auditors

Capital Environmental Resource Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111085) of Capital Environmental Resource Inc. of our report dated March 12, 2004, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO Dunwoody LLP
BDO Dunwoody LLP
Toronto, Ontario

June 7, 2004